Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Superior Drilling Products, Inc. of:

(i)	our reports dated March 30,2016 and 2015 relating to our audits of the consolidated financial statements of Superior Drilling Products, Inc. and subsidiaries (collectively, the “Company“) which appear in the Annual Report on Form 10-K of the Company for the years ended December 31, 2015 and 2014;

(ii)	our report dated April 4, 2014, relating to our audit of the combined and consolidated statement of financial position of Superior Drilling Products, Et Al. as of December 31, 2013 and 2012 and for each of the years ended December 31, 2013 and 2012, appearing in the Registration Statement on Form S-1/ A (No. 333-195085), filed on May 19, 2014, of the Company;

(iii)	our report dated April 2, 2014, relating to our audit of the statement of financial position of Hard Rock Solutions, Inc. as of December 31, 2013 and 2012 and for each of the years ended December 31, 2013 and 2012, appearing in the Registration Statement on Form S-1/ A (No. 333-195085), filed on May 19, 2014, of the Company;

We also consent to the references to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas

July 11, 2016